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                                     23.(J)
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 7, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report of the AEGON/Transamerica Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Tampa, Florida
April 28, 2003